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      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 29, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of Asset Management Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and
"Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
Columbus, Ohio
February 27, 2009